Exhibit 10.31

EBAY INC.

2003 DEFERRED STOCK UNIT PLAN, AS AMENDED

Initial Stockholder Approval on June 26, 2003
Amendment Adopted by the Compensation Committee on March 16, 2005
Termination Date: March 17, 2013

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EBAY INC.

2003 DEFERRED STOCK UNIT PLAN, AS AMENDED

Initial Stockholder Approval on June 26, 2003
Amendment Adopted by the Compensation Committee on March 16, 2005
Termination Date: March 17, 2013

ARTICLE I

GENERAL

1.1 Purpose

     The purpose of the eBay Inc. 2003 Deferred Stock Unit Plan is to retain and motivate members of the eBay board of directors and such other officers or employees as are selected to participate, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company including by providing a convenient means for them to acquire shares of Common Stock from the Company at fair market value.

1.2 Definitions of Certain Terms

     “eBay” means eBay Inc. or a successor entity contemplated by Section 3.5.

     “Annual Retainer” shall have the meaning set forth in Section 1.4.2.

     “Award” means an award made pursuant to the Plan.

     “Award Agreement” means the written document by which each Award is evidenced.

     “Board” means the Board of Directors of eBay.

     “Cash Payment Date” shall have the meaning set forth in Section 1.4.2.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

     “Committee” means the committee established pursuant to Section 1.3.1.

     “Common Stock” means the common stock of eBay, par value $0.001 per share.

     “Company” means eBay and its subsidiaries.

     “Electing Director” shall have the meaning set forth in Section 1.4.2.

     “Eligibility Date” shall have the meaning set forth in Section 1.4.2.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

     “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal; (b) if such Common Stock is publicly traded and is then listed on a national securities exchange other than the Nasdaq National Market, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; and (d) if none of the foregoing is applicable, then the value determined by the Committee in good faith.

     “New Director” shall have the meaning set forth in Section 1.4.1.

     “Plan” means the eBay Inc. 2003 Deferred Stock Unit Plan, as described herein and as hereafter amended from time to time.

1.3 Administration

     1.3.1 Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan (including with respect to setting terms and conditions of further voluntary deferral of Awards beyond the delivery date) and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards and the number of shares of Common Stock, if any, which shall be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee’s circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred at the election of the grantee thereof with the consent of the Committee or at the election of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

     1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

1.4 Persons Eligible for Awards

     1.4.1 Awards under the Plan shall be made to each new member of the Board upon the later of (i) their election to service as a member of the Board after December 31, 2002; and (ii) the adoption of this plan by the stockholders (a “New Director”).

     1.4.2 Awards under the Plan shall be made to Electing Directors (as defined below) on the date on which they otherwise would be entitled to receive a cash payment (the “Cash Payment Date”) in respect of their annual retainer for their services on the Board (including, if applicable, as “Lead Director”) and, to the extent applicable, on any committees thereof (the “Annual Retainer”), which annual retainer is payable quarterly in arrears. An “Electing Director” is any member of the Board who, with respect to a particular taxable year has made an election to have all of his or her Annual Retainer for services performed in such taxable year paid in the form of Awards under the Plan, rather than in the form of quarterly cash payments as described above. Such election must be in a form approved by the Committee and must be delivered to the Committee (or a person designated by the Committee to receive such election) prior to the end of the preceding taxable year or as otherwise prescribed by law; provided, however, that during the first taxable year during which any member of the Board is eligible to elect to receive Awards under this Section 1.4.2, such election may be made within thirty days of the “Eligibility Date” with respect to services to be performed subsequent to the election but during such taxable year. With respect to individuals who are members of the Board on March 16, 2005, the Eligibility Date is March 16, 2005; with respect to individuals who become members of the Board after March 16, 2005, the Eligibility Date is the date on which such individual becomes a member of the Board. Notwithstanding the foregoing, for an election to be effective with respect to a quarter during the first taxable year in which a member of the Board is eligible to participate hereunder, such election must be made prior to the start of such quarter, which means that in the case of individuals who are members of the Board on March 16, 2005, such election must be made on or prior to March 31, 2005 in order for such election to be effective with respect to that portion of the Annual Retainer earned during the second quarter of 2005.

     1.4.3 Awards under the Plan may also be made to such officers and employees (including prospective employees) of the Company as the Committee may select.

1.5 Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) deferred stock units and (b) dividend equivalent rights.

1.6 Shares of Common Stock Available for Awards

     1.6.1 Common Stock Subject to the Plan. Subject to adjustment as provided in Section 1.6.2 hereof, the maximum number of shares underlying deferred stock units that may be reserved for issuance are 4,000,0001 shares of Common Stock. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by eBay. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any shares of Common Stock subject to such Award (or portion thereof) shall again be available for issuance under the Plan.

     1.6.2 Adjustments. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spinoff, splitup, combination or reclassification of the Common Stock, or any other event the Committee determines in its sole discretion affects the capitalization of eBay, including any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

     Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

[1]	Denotes that such share number reflects the stock splits of eBay’s common stock occurring in 8/03 and in 02/05.

2.2 No Rights as a Stockholder

     No grantee of an Award shall have any of the rights of a stockholder of eBay with respect to shares of Common Stock subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3 Grant of Deferred Stock Units

     2.3.1 Each New Director shall receive a one-time grant of deferred stock units equal to the result of dividing (i) $150,000 by (ii) the Fair Market Value on the date of grant, rounded down to the nearest whole share. A grantee of a deferred stock unit will have only the rights of a general unsecured creditor of eBay until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. As soon as practicable following the delivery date specified in the Award Agreement, the grantee of each deferred stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to the Fair Market Value of a share of Common Stock on the delivery date specified in the Award Agreement or a combination thereof, as specified by the Committee.

     2.3.2 On each Cash Payment Date with respect to a taxable year in which a member of the Board is an Electing Director pursuant to Section 1.4.2, such Electing Director shall receive a grant of deferred stock units equal to the result of dividing (i) the amount of cash the Electing Director would have received on such Cash Payment Date if he or she had not elected to become an Electing Director by (ii) the Fair Market Value on the date of grant, rounded down to the nearest whole share. A grantee of a deferred stock unit will have only the rights of a general unsecured creditor of eBay until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. As soon as practicable following the delivery date specified in the Award Agreement, the grantee of each deferred stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to the Fair Market Value of a share of Common Stock on the delivery date specified in the Award Agreement or a combination thereof, as specified by the Committee.

     2.3.3 The Committee may grant deferred stock units in such amounts and subject to such terms and conditions as the Committee shall determine to such other persons eligible to be selected for an Award pursuant to Section 1.4.3.

2.4 Grant of Dividend Equivalent Rights

     The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of eBay until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan

     The Committee may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever; provided, however, that such action shall not materially adversely affect the rights and obligations of a grantee under an Award previously granted.

3.2 Tax Withholding

     As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan; (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation; or (c) if the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then at the discretion of the Committee, the grantee may satisfy the withholding obligation by electing to have the Company withhold shares of Common Stock (not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional share amount to be settled in cash).

3.3 Required Consents and Legends

     3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

     3.3.2 By accepting an Award, each grantee expressly provides consent to the items described in Section 3.3.3 below.

     3.3.3 The term “consent” as used in this Section 3.3 with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of the shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents required by the Committee. Nothing herein shall require eBay to list, register or qualify shares of Common Stock on any securities exchange.

3.4 Nonassignability; No Hedging

     Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.5 Successor Entity

     Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of eBay with or into any other entity (“successor entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of eBay, or all or substantially all of the assets of eBay, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.6 Right of Discharge Reserved

     Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continued service as a member of the Board or any committee thereof or to future compensation as a member of the Board or any committee thereof or affect any right which the Company or Board may have to terminate such service.

3.7 Nature of Payments

     3.7.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

     3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

3.8 Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.9 Plan Headings

     The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.10 Termination of Plan

     The Committee reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate on March 17, 2013, and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.11 Governing Law

     THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.12 Severability; Entire Agreement

     If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.13 No Third Party Beneficiaries

     Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.14 Successors and Assigns of eBay

     The terms of this Plan shall be binding upon and inure to the benefit of eBay and any successor entity contemplated by Section 3.5.

3.15 Date of Adoption

     The Plan was adopted on March 18, 2003 by the Committee and was amended by the Committee on March 16, 2005 to provide a convenient means for members of the eBay board of directors to acquire shares of Common Stock from the Company at fair market value.